Exhibit 99.3

BETTER THERAPEUTICS, INC.

UNAUDITED BALANCE SHEETS

(in thousands, except share data)

	September 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$3,232	$123
Prepaid expenses	268	124
Deferred offering costs	1,904	—
Other current assets	214	216

Total current assets	5,618	463
Capitalized software development costs, net	5,114	5,555
Property and equipment, net	61	89
Other long-term assets	206	280

Total Assets	$10,999	$6,387

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,357	$514
Accrued payroll	20	39
Other accrued expenses	1,542	60

Total current liabilities	4,919	613
Long-term debt	—	640
Deferred tax liability	—	152
Simple Agreements for Future Equity	39,194	11,740

Total liabilities	44,113	13,145
Commitments and contingencies (Note 8)
Convertible preferred stock:
Series Seed Convertible Preferred Stock, $0.0001 par value per share, 1,066,667 authorized, issued and outstanding as of September 30, 2021 and December 31, 2020	2,000	2,000
Series A Convertible Preferred stock, $0.0001 par value per share, 4,999,807 issued and outstanding as of September 30, 2021 and December 31, 2020	22,204	22,204
Stockholders’ deficit:
Common stock, $0.0001 par value per share, 14,000,000 shares authorized as of September 30, 2021 and December 31, 2020, and 5,642,157 and 5,697,314 issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	530	445
Accumulated deficit	(57,849)	(31,408)

Total stockholders’ deficit	(57,318)	(30,962)

Total Liabilities, Convertible Preferred Stock and Stockholders’ Deficit	$10,999	$6,387

The accompanying notes are an integral part of these Financial Statements.

BETTER THERAPEUTICS, INC.

UNAUDITED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except unit / share and per unit / share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue	$—	$1	$—	$8
Cost of revenue	201	161	498	519

Gross loss	(201)	(160)	(498)	(511)
Operating expenses:
Research and development	6,466	1,187	12,584	2,330
Sales and marketing	552	82	1,159	139
General and administrative	1,776	981	4,215	1,825

Total operating expenses	8,794	2,250	17,958	4,294

Loss from operations	(8,995)	(2,410)	(18,456)	(4,805)
Interest expense, net	—	(24)	(3)	(98)
Change in fair value of SAFEs	(3,466)	338	(8,779)	338
Gain on loan forgiveness	—	—	647	—

Loss before provision for/benefit from income taxes	(12,461)	(2,096)	(26,591)	(4,565)
Provision for (benefit from) income taxes	—	71	(150)	71

Net loss	$(12,461)	$(2,167)	$(26,441)	$(4,636)
Cumulative preferred dividends allocated to Series A Preferred Unit / Shareholders	(403)	(379)	(1,185)	(1,118)

Net loss attributable to common unit / shareholders, basic and diluted	$(12,864)	$(2,546)	$(27,626)	$(5,754)

Loss per share attributable to common unit / shareholders, basic and diluted	$(2.44)	$(0.50)	$(5.28)	$(1.14)

Weighted-average shares used in computing net loss per unit / share	5,268,758	5,079,685	5,229,258	5,063,191

The accompanying notes are an integral part of these Financial Statements.

BETTER THERAPEUTICS, INC.

UNAUDITED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

(in thousands, except share data)

	Series Seed Convertible Preferred Stock		Series A Convertible Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as of December 31, 2020	1,066,667	$2,000	4,999,807	$22,204	5,697,314	$1	$445	$(31,408)	$(30,962)
Net Loss	—	—	—	—	—	—	—	(5,330)	(5,330)
Share-based compensation	—	—	—	—	—	—	34	—	34

Balance as of March 31, 2021	1,066,667	$2,000	4,999,807	22,204	5,697,314	$1	479	$(36,738)	(36,258)

Net Loss	—	—	—	—	—	—	—	(8,650)	(8,650)
Forfeiture of restricted stock	—	—	—	—	(49,688)	—	—	—	—
Share-based compensation	—	—	—	—	—	—	28	—	28

Balance as of June 30, 2021	1,066,667	$2,000	4,999,807	$22,204	5,647,626	$1	$507	$(45,388)	$(44,880)

Net Loss	—	—	—	—	—	—	—	(12,461)	(12,461)
Forfeiture of restricted stock	—	—	—	—	(5,469)	—	—	—	—
Share-based compensation	—	—	—	—	—	—	23	—	23

Balance as of September 30, 2021	1,066,667	$2,000	4,999,807	$22,204	5,642,157	$1	$530	$(57,849)	$(57,318)

The accompanying notes are an integral part of these Financial Statements.

BETTER THERAPEUTICS, INC.

UNAUDITED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

(in thousands, except share data)

	Series Seed Convertible Preferred		Series A Convertible Preferred		Series Seed Convertible Preferred		Series A Convertible Preferred		Common		Common		Additional Paid-in	Accumulated	Total Stockholders’
	Units	Amount	Units	Amount	Stock	Amount	Stock	Amount	Units	Amount	Stock	Amount	Capital	Deficit	Deficit
Balance as of December 31, 2019	1,066,667	$2,000	4,999,807	$22,204	—	—	—	—	4,000,000	$211	—	—	—	$(25,021)	$(24,810)
Net Loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,413)	(1,413)
Share based compensation	—	—	—	—	—	—	—	—	—	15	—	—	—	—	15

Balance as of March 31, 2020	1,066,667	2,000	4,999,807	22,204	—	—	—	—	4,000,000	226	—	—	—	(26,434)	(26,208)
Net Loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,056)	(1,056)
Share based compensation	—	—	—	—	—	—	—	—	—	15	—	—	—	—	15

Balance as of June 30, 2020	1,066,667	2,000	4,999,807	22,204	—	—	—	—	4,000,000	241	—	—	—	(27,490)	(27,249)
Net Loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(2,167)	(2,167)
Share based compensation	—	—	—	—	—	—	—	—	—	7	—	—	—	—	7
Conversion of Common Units to Common Stock	—	—	—	—	—	—	—	—	(4,000,000)	(249)	4,000,000	1	249	—	1
Conversion of Preferred Units to Preferred Stock	(1,066,667)	(2,000)	(4,999,807)	(22,204)	1,066,667	2,000	4,999,807	22,204	—	—	—	—	—	—	—
Conversion of Profits Interest Units to Common Stock	—	—	—	—	—	—	—	—	—	—	1,697,314	—	—	—	—
Share based compensation	—	—	—	—	—	—	—	—	—	—	—	—	155	—	155

Balance as of September 30, 2020	—	—	—	—	1,066,667	$2,000	4,999,807	$22,204	—	(1)	5,697,314	$1	$404	$(29,657)	$(29,253)

The accompanying notes are an integral part of these Financial Statements.

BETTER THERAPEUTICS, INC.

UNAUDITED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(26,441)	$(4,636)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,068	60
Change in fair value of SAFEs	8,779	(338)
Share-based compensation expense	85	192
Deferred income taxes	(152)	71
Loss on write-off of property and equipment	—	36
Gain on loan forgiveness	(647)	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(1,972)	16
Accounts payable	2,843	307
Accrued expenses and other liabilities	1,470	59

Net cash used in operating activities	(14,967)	(4,233)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(18)	(16)
Capitalized internal-use software costs	(581)	(1,715)

Net cash used in investing activities	(599)	(1,731)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of convertible notes	—	3,650
Proceeds from PPP loan	—	640
Proceeds from issuance of SAFE notes	18,675	1,525

Net cash provided by financing activities	18,675	5,815

Net change in cash and cash equivalents	3,109	(149)
Cash and cash equivalents, beginning of period	123	757

Cash and cash equivalents, end of period	$3,232	$608

Supplemental disclosures of cash flow information:
Cash paid for interest	$—	$—

Cash paid for taxes	$—	$—

Supplemental disclosures of noncash investing and financing activities
Conversion of convertible notes to SAFE notes	$8,774	$—

Conversion of Series Seed Preferred Units to Series Seed Preferred Stock	$2,000	$—

Conversion of Series A Preferred Units to Series A Preferred Stock	$22,204	$—

The accompanying notes are an integral part of these Financial Statements.

BETTER THERAPEUTICS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

(in thousands, except unit / share and per unit / share data)

1. Description of Business and Summary of Significant Accounting Policies

Description of Business

Better Therapeutics, Inc. (“we”, “us”, “the Company”, or “Better”), has developed a platform of software-based, Prescription Digital Therapeutics (PDTs) for treating diabetes, heart disease, and other cardiometabolic conditions. Our PDTs deliver a novel form of cognitive behavioral therapy that enables changes in neural pathways of the brain so that lasting changes in behavior become possible. Addressing the underlying causes of these diseases has the potential to dramatically improve patient health and lower healthcare costs. Our current clinical development candidates are intended to treat cardiometabolic diseases, including type 2 diabetes, hypertension, hyperlipidemia, non-alcoholic fatty liver disease (NAFLD), non-alcoholic steatohepatitis (NASH) and chronic kidney disease (CKD). Our headquarters are in San Francisco, California.

Basis of Presentation

The financial statements and accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Amounts are presented in thousands except share and per share information. Certain information and disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments consisting of normal recurring accruals considered necessary for fair presentation have been included. Operating results for the three and nine months ended September 30, 2021 are not necessarily indicative of the results that may be expected for the year ended December 31, 2021. Accordingly, these interim financial statements should be read in conjunction with the audited financial statements and accompanying notes for the years ended December 31, 2020 and 2019.

Emerging Growth Company Status

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued after the enactment of the JOBS Act until such time as those standards apply to private companies. The JOBS Act provides that an emerging growth company can take advantage of the extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we do not adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies until required by private company accounting standards.

Liquidity

The Company is in the development stage and our activities have consisted principally of raising capital and performing research and development. Since inception we have incurred significant losses from operations. As of September 30, 2021, we had cash of $3,232 and an accumulated deficit of $57,849. We incurred a net loss of $ 26,441 and used $14,967 of cash in operating activities during the nine months ended September 30, 2021. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

In October 2021 we raised $59 million in funding upon the completion of the merger with Mountain Crest Acquisition Corp. II (See Note 10) and borrowed $10 million on our secured term loan agreement (See Note 2).

Significant Risks and Uncertainties

The Company is subject to those risks common in its industry and also those risks common to early-stage companies including, but not limited to, the possibility of not being able to successfully develop or market its products, technological obsolescence, competition, dependence on key personnel, the successful protection of its proprietary technologies, compliance with government regulations, and the possibility of not being able to obtain additional financing when needed.

BETTER THERAPEUTICS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

(in thousands, except unit / share and per unit / share data)

At this time, there is significant uncertainty relating to the COVID-19 pandemic and the impact of related responses. Any impact of COVID-19 on our business, results of operations and financial condition will largely depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the geographic spread of the disease, the duration of the pandemic, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions, the ultimate impact on financial markets and the global economy, and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities and the related disclosures at the date of the financial statements, as well as the reported amounts of revenue and expenses during the periods presented. The estimates and assumptions used in the accompanying financial statements are based upon management’s evaluation of the relevant facts and circumstances. Such estimates, judgments, and assumptions include estimated costs for capitalized internal-use software, fair values of stock-based awards, valuation allowance for deferred tax assets, fair value of SAFEs and useful lives for property and equipment. Actual results could be different from these estimates. To the extent there are material differences between these estimates, judgments, or assumptions and actual results, our financial statements will be affected.

Net Loss Per Share Attributable to Common Stockholders

Basic and diluted net loss per share attributable to common unit / stockholders is presented in conformity with the two-class method required for participating securities. Under the two-class method, the net loss attributable to common unit / stockholders is not allocated to the preferred units / stock as the holders of our convertible preferred units / stock did not have a contractual obligation to share in our losses. Under the two-class method, net loss is attributed to common unit / stockholders and participating securities based on their participation rights.

Basic net loss per share attributable to common unit / stockholders is computed by dividing the net loss attributable to common unit / stockholders by the weighted-average number of shares of common units / stock outstanding during the period. Cumulative dividends attributable to participating securities are subtracted from net loss in determining net loss attributable to common unit / stockholders. As we have reported net losses for all periods presented, all potentially dilutive securities are antidilutive and, accordingly, basic net loss per share equals diluted net loss per share.

2. Debt

On May 9, 2020 (the “Origination Date”), the Company received $640 in aggregate loan proceeds (the “PPP Loan”) from Celtic Bank Corporation (the “Lender”) pursuant to the Paycheck Protection Program established under the CARES Act (the Coronavirus Aid, Relief, and Economic Security Act) of 2020. Payments of principal and interest were deferred for the first ten months following the Origination Date, and the PPP Loan was maturing in two years after the Origination Date. Following the deferral period, the Company will be required to make payments of principal and interest accrued under the PPP Loan in monthly installments of $36 and taking into consideration any portion of the PPP Loan that may be forgiven prior to that time. The PPP Loan bore interest at 1%. On December 30, 2020, the Company applied for loan forgiveness under the CARES Act and received approval of loan forgiveness in May 2021. As a result, the Company has recorded a gain on loan forgiveness on the statements of operations and comprehensive loss and removed the balance from long-term debt on the balance sheet.

On August 18, 2021, we entered into a $50.0 million secured term loan agreement with Hercules Capital, Inc. (“Hercules”). The term loan has a maturity date of August 1, 2025, which can be extended to February 1, 2026, and is secured by substantially all of our assets. Payments due for the term loan are interest-only until March 1, 2023 (subject to extension to September 1, 2023 or September

1, 2024 upon the achievement of certain milestones), after which principal shall be repaid in equal monthly installments. Interest is payable monthly in arrears. The outstanding principal bears interest at the greater of (a) 8.95% or (b) 8.95% plus the prime rate minus 3.25%. Prepayment of the outstanding principal is permitted under the secured term loan agreement and subject to certain prepayment fees. In connection with the secured term loan agreement, we paid an initial facility charge of $212,500. In addition, we will be required to pay an end of term charge of the greater of (a) $892,500 and (b) 5.95% of the aggregate outstanding principal upon

BETTER THERAPEUTICS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

(in thousands, except unit / share and per unit / share data)

repayment of the loan. The secured term loan agreement contains customary representations, warranties, non-financial covenants, and events of default. We are permitted to borrow the loans in four tranches based on the completion of certain milestones which include, as set forth more fully in the secured term loan agreement: (i) $15.0 million upon the closing of the Business Combination, (ii) $10.0 million when we achieve certain positive clinical trial results sufficient to submit a de-novo classification request with respect to BT-001, (iii) $10.0 million when we have received FDA approval for such marketing of BT-001 for the improvement of glycemic control in people with type 2 diabetes and received, prior to March 15, 2023, net cash proceeds of at least $40.0 million dollars from equity financings, and (iv) $15.0 million on or before June 15, 2023, subject to Hercules’, approval. In October 2021, we borrowed $10 million under our secured term loan agreement.

3. SAFE Agreements

On August 14, 2020, upon the conversion of the company to a Delaware corporation, $8,774 in convertible promissory notes and related accrued interest were exchanged for an equivalent number of SAFE agreements. In addition, during 2020, the Company issued an additional $3,155 in SAFEs. During the nine months ended September 30, 2021, the Company issued an additional $18,675 in SAFEs. These SAFEs allow the investors to participate in future equity financings through a share-settled redemption of the amount invested. Alternatively, upon the occurrence of a change of control or an initial public offering, the investors shall have the option to receive either (i) a cash payment equal to the invested amount under such SAFE, or (ii) the amount payable on the number of shares of common stock equal to the invested amount divided by the liquidity price set forth in the applicable SAFE. If there is a dissolution of the company, the investor will be entitled to receive the cash payment equal to the invested amount under such SAFE.

The SAFEs include a provision allowing for cash redemption upon the occurrence of a change of control, the occurrence of which is outside the control of the Company. Therefore, the SAFEs are classified as marked-to-market liabilities pursuant to ASC 480 in other long-term liabilities.

The SAFEs were marked to fair value as of September 30, 2021 and 2020 resulting in a change in fair value reported as a loss of $8,779 and a gain of $338 for the nine months ended September 30, 2021 and 2020, respectively.

4. Fair Value Measurements

The Company measures and reports certain financial instruments as assets and liabilities at fair value on a recurring basis. The following tables sets forth the fair value of the Company’s financial assets and liabilities at fair value on a recurring basis based on the three-tier fair value hierarchy (in thousands):

	September 30, 2021
	Level 1	Level 2	Level 3	Total
Liabilities
SAFE Agreements	$—	$—	$39,194	$39,194

	December 31, 2020
	Level 1	Level 2	Level 3	Total
Liabilities
SAFE Agreements	$—	$—	$11,740	$11,740

The Company’s SAFE agreements are recorded at fair value in our balance sheet. The fair value of the Company’s SAFE agreements is based on significant inputs not observable in the market which cause the instrument to be classified as Level 3 measurements within the fair value hierarchy. We measure financial assets and liabilities at fair value at each reporting period using a fair value hierarchy that requires the use of observable inputs and minimizes the use of unobservable inputs. We define fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company assesses these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained. Changes in the fair value of the SAFE agreements are recognized within the statement of operations and comprehensive loss. The fair value of the Company’s SAFE agreements was $39,194 and $11,740 as of September 30, 2021 and December 31, 2020, respectively. As of September 30, 2021 and December 31, 2020, the Company did not have any other financial assets or liabilities measured at fair value.

BETTER THERAPEUTICS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

(in thousands, except unit / share and per unit / share data)

5. Net Loss Per Share Attributable to Common Unit / Stockholders

Series Seed Preferred Stock, Series A Preferred Stock, and common stock are participating securities in the calculation of loss per share as they participate in undistributed earnings on an as-if-converted basis. Basic and diluted earnings per share was the same for each period presented as the inclusion of all potential common stock outstanding would have been anti-dilutive.

The following table sets forth the computation of basic and diluted loss (in thousands, except for share and per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net Loss	$(12,461)	$(2,167)	$(26,441)	$(4,636)
Less: Cumulative preferred dividends allocated to Series A preferred stockholders	(403)	(379)	(1,185)	(1,118)

Net loss attributable to common stockholders, basic and diluted	(12,864)	(2,546)	(27,626)	(5,754)
Weighted average common stock outstanding	5,268,758	5,079,685	5,229,258	5,063,191

Loss per share attributable to common unit / shareholders, basic and diluted	$(2.44)	$(0.50)	$(5.28)	$(1.14)

The following potentially dilutive securities have been excluded from the computation of diluted weighted average shares outstanding, as they would be antidilutive:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Convertible Series Seed Preferred Units / Stock	1,066,667	1,066,667	1,066,667	1,066,667
Convertible Series A Preferred Units / Stock	4,999,807	4,999,807	4,999,807	4,999,807
Profits Interest Units	—	835,789	—	835,789
SAFE agreements	6,925,497	—	6,925,497	—
Restricted stock	355,197	—	355,197	—
Stock Options	902,775	—	227,125	—

	14,249,943	6,902,263	13,574,293	6,902,263

6. Share-Based Compensation

In August 2020, we adopted the Better Therapeutics, Inc. 2020 Stock Option and Grant Plan (the “2020 Plan”) to grant equity-based incentives to officers, directors, consultants and employees. The equity-based incentives include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, and Restricted Stock Units. A total of 807,326 shares of our common stock have been reserved for issuance pursuant to the plan.

BETTER THERAPEUTICS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

(in thousands, except unit / share and per unit / share data)

Stock Options

Stock options granted vest over four years with 25% of the option shares vesting one year from the vesting commencement date and then ratably on a monthly basis over the following 36 months. Options generally expire 10 years from the date of grant. Stock option activity under the Plans for the periods presented is as follows:

	Options Outstanding
	Shares Subject to Options Outstanding	Weighted- Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Balance as of December 31, 2020	215,625	$0.47	9.6	—
Authorized	—	—
Granted	687,150	$10.61
Exercised	—	—
Forfeited	—	—

Balance as of September 30, 2021	902,775	$8.19	9.36	$545

Aggregate intrinsic value represents the difference between the exercise price and the fair value of the shares underlying common stock.

The weighted-average grant date fair value of stock options granted to employees during the nine months ended September 30, 2021 was $2.43 per share. As of September 30, 2021, total unrecognized compensation expense related to unvested stock options was $1,863 which is expected to be recognized over a weighted-average period of 4 years.

The fair value of each option award granted to employees is estimated on the grant date using the Black-Scholes option pricing model. The Black-Scholes option pricing model requires the input of subjective assumptions, including the fair value of the underlying common stock, the expected term of the option, the expected volatility of the price of our common stock, risk-free interest rates, and the dividend yield of our common stock. The assumptions used to determine the fair value of the option awards represent our best estimates. These estimates involve inherent uncertainties and the application of our judgment. The related stock-based compensation expense is recognized on a straight-line basis over the requisite service period of the awards, which is generally four years.

The Black-Scholes option pricing model assumptions used in evaluating our awards to employees are as follows:

Nine Months Ended September 30, 2021
Expected Term (Years)	6.04
Expected Volatility	43%
Risk-free interest rate	1.04%
Dividend Yield	—

Restricted Stock

The Company issued 622,126 shares of restricted stock under the 2020 Plan during the year ended December 31, 2020 in connection with the conversion of the profits interest units. During the three and nine months ended September 30, 2021, 43,516 and 130,860, respectively were vested and converted into unrestricted common stock. As of September 30, 2020 there were 399,688 shares of restricted stock.

BETTER THERAPEUTICS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

(in thousands, except unit / share and per unit / share data)

Total stock-based compensation expense for time-based restricted stock of $68 is expected to be recognized on a straight-line basis over approximately the next 1.3 years for the unvested restricted stock outstanding as of September 30, 2021. Total stock-based compensation expense for performance-based stock options of $16 is expected to be recognized on a straight-line basis over approximately the next six months for the unvested restricted stock outstanding as of September 30, 2021.

Equity-Based Compensation Expense

Equity-based compensation expense in the statement of operations is summarized as follows:

	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Cost of Revenue	$1	$2
Research and development	41	89
General and administrative	43	101

Total equity-based compensation expense	$85	$192

7. Income Taxes

The effective tax rate was 1% for the nine months ended September 30, 2021. The effective tax rate differs from our statutory tax rate of 21%, primarily due to a reduction in the deferred tax liability as of September 30, 2021 resulting in a benefit from income taxes for the nine months ended September 30, 2021. Prior to August 14, 2020 Better was a limited liability company and had no income tax liability.

8. Commitments and Contingencies

From time to time, we become involved in claims and other legal matters arising in the ordinary course of business. We investigate these claims as they arise. Although claims are inherently unpredictable, we are currently not aware of any matters that, if determined adversely to us, would individually or taken together have a material adverse effect on our business, results of operations, financial position or cash flows. We record liabilities for legal and other contingencies when losses are probable and estimable. We have recorded an accrual for such contingencies as we believe that there was at least a reasonable possibility that we will incur a material loss with respect to such loss contingencies as of September 30, 2021.

We enter into agreements in the normal course of business with various vendors, which are generally cancelable upon notice. Payments due upon cancellation consist only of payments for services provided or expenses incurred, including non-cancellable obligations of service providers, up to the date of cancellation.

9. Related Party Transactions

In the nine months ended September 31, 2021 and 2020, the Company issued $11,815 and $8,657 in SAFEs to a significant shareholder, respectively.

In March 2021, Andy Armanino, the former chief executive officer of Armanino LLP and close relative to the current chief executive officer of Armanino LLP joined the company’s board of directors. The company used Armanino LLP for tax, valuation and outsourced accounting services. During the nine months ended September 30, 2021, the company incurred $217 in fees related to these services.

10. Acquisition

On April 6, 2021, the Company entered into a merger agreement with Mountain Crest Acquisition Corp. II (“MCAD”), a special purpose acquisition company. Under the merger Agreement, MCAD will acquire all of the outstanding shares of the Company in exchange for 15,000,000 shares of MCAD subject to adjustment based on the closing net debt as defined in the merger agreement. In connection with the merger, MCAD shall be renamed Better Therapeutics, Inc. The Merger will be accounted for as a reverse capitalization in accordance with US GAAP. Under this method of accounting, MCAD, who is the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and the Company will be treated as the accounting acquirer.